As filed with the Securities and Exchange Commission on November 13, 2020
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
KAR Auction Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	20-8744739
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11299 N. Illinois Street Carmel, Indiana	46032
(Address of Principal Executive Offices)	(Zip Code)

KAR Auction Services, Inc. Amended and Restated Employee Stock Purchase Plan
(Full title of the plan)

Charles S. Coleman
Senior Vice President, General Counsel and Secretary
KAR Auction Services, Inc.
11299 N. Illinois Street
Carmel, Indiana 46032
(Name and address of agent for service)

(800) 923-3725
(Telephone number, including area code, of agent for service)

Copies to:
Gregory A. Fernicola
Dwight S. Yoo
Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, New York 10001
Telephone: (212) 735-3000
Facsimile: (212) 735-2000
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee
Common stock, par value $0.01 per share	1,500,000	$17.56	$26,340,000	$2,873.69

(1)Represents 1,500,000 additional shares of common stock, par value $0.01 per share (“Common Stock”), of KAR Auction Services, Inc. (the “Company”) reserved for issuance under the KAR Auction Services, Inc. Amended and Restated Employee Stock Purchase Plan (the “Amended and Restated Plan”), which shares became available for issuance pursuant to approval of the Amended and Restated Plan by the Company’s stockholders on June 4, 2020.
(2)Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 shall also cover any additional shares of Common Stock of the Company that may become issuable under the Amended and Restated Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Company’s receipt of consideration which results in an increase in the number of outstanding shares of Common Stock.
(3)Estimated pursuant to Rule 457(c) and (h) under the Securities Act for the purpose of calculating the registration fee, based on $17.56 per share, the average of the high and low prices of the Common Stock in the “when-issued” trading market, as reported on the New York Stock Exchange on November 12, 2020.

PART I
REGISTRATION OF ADDITIONAL SECURITIES PURSUANT TO GENERAL INSTRUCTION E
This registration statement on Form S-8 (this “Registration Statement”) is being filed for the purpose of registering an additional 1,500,000 shares of common stock, par value $0.01 per share (“Common Stock”), of KAR Auction Services, Inc. (the “Company”) that may be issued and sold pursuant to the KAR Auction Services, Inc. Amended and Restated Employee Stock Purchase Plan (the “Amended and Restated Plan”). Accordingly, the contents of the previous Registration Statement on Form S-8 filed by the Company with the Securities and Exchange Commission (the “Commission”) on December 24, 2009 (File No. 333-164032) are hereby incorporated by reference in this Registration Statement pursuant to General Instruction E of Form S-8.
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428(b)(1) under the Securities Act of 1933, as amended, and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I have been or will be delivered to the participants in the Plan as required by Rule 428(b).
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference.
The following documents filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in this Registration Statement and shall be deemed to be a part hereof (except for any portions of Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 thereof and any corresponding exhibits thereto not filed with the Commission):
(a)The Company’s Annual Report on Form 10-K for the year ended December 31, 2019 filed with the Commission on February 19, 2020;
(b)The Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2020, June 30, 2020 and September 30, 2020 filed with the Commission on May 7, 2020, August 5, 2020 and November 4, 2020, respectively;
(c)The Company’s Current Reports on Form 8-K filed with the Commission on January 7, 2020, January 24, 2020, March 13, 2020, March 26, 2020 (Item 8.01 only), May 27, 2020, June 1, 2020, June 5, 2020, June 10, 2020, June 29, 2020, September 8, 2020, October 5, 2020 and November 12, 2020 (Item 2.01 only); and
(d)The description of the Common Stock contained in the Company’s Registration Statement on Form 8-A filed with the Commission on December 2, 2009, as amended by the description of Common Stock included in Exhibit 4.3 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.
All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered by this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing such documents (other than the portions of such documents, which by statute, by designation in such document or otherwise (including but not limited to information disclosed by the Company under Items 2.02 or 7.01 of any Current Report on Form 8-K), are not deemed filed with the Commission or are not regarded to be incorporated herein by reference).
Any statement contained in a document all or a portion of which is incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 8.    Exhibits.
The following exhibits are filed herewith or incorporated herein by reference.
EXHIBIT INDEX

Exhibit No.	Description
3.1
Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit No. 3.1 to the Company’s Quarterly Report on Form 10-Q filed with the Commission on August 3, 2016).

3.2	Second Amended and Restated By-Laws of the Company (incorporated by reference to Exhibit No. 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on November 4, 2014).
4.1
KAR Auction Services, Inc. Amended and Restated Employee Stock Purchase Plan (incorporated by reference to Annex I to the Company’s Definitive Proxy Statement on Schedule 14A filed with the Commission on April 23, 2020).

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.*
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.*
23.3	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1 hereto).*
24	Powers of Attorney (included as part of the signature page hereto).*
* Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carmel, State of Indiana, on November 13, 2020.
KAR AUCTION SERVICES, INC.
By: /s/ Eric M. Loughmiller
Name:    Eric M. Loughmiller
Title:    Executive Vice President and Chief
Financial Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Charles S. Coleman and Eric M. Loughmiller, his/her true and lawful attorney-in-fact and agents with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments and registration statements filed pursuant to Rule 462 of the Securities Act of 1933) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/her might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date
/s/ James P. Hallett	Chief Executive Officer (Principal Executive Officer), Chairman of the Board of Directors	November 13, 2020
James P. Hallett
/s/ Eric M. Loughmiller	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	November 13, 2020
Eric M. Loughmiller
/s/ David DiDomenico	Director	November 13, 2020
David DiDomenico
/s/ Carmel Galvin	Director	November 13, 2020
Carmel Galvin
/s/ Mark E. Hill	Director	November 13, 2020
Mark E. Hill
/s/ J. Mark Howell	Director	November 13, 2020
J. Mark Howell
/s/ Stefan Jacoby	Director	November 13, 2020
Stefan Jacoby
/s/ Michael T. Kestner	Director	November 13, 2020
Michael T. Kestner
/s/ Roy Mackenzie	Director	November 13, 2020
Roy Mackenzie
/s/ Mary Ellen Smith	Director	November 13, 2020
Mary Ellen Smith
/s/ Stephen E. Smith	Director	November 13, 2020
Stephen E. Smith